Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares National Muni Bond ETF (ISHMUNI) iShares New York Muni Bond ETF (ISHNY)
BlackRock National Municipal Fund of Blackrock Municipal
Bond Fund, Inc. (BR-NATL)
BlackRock Municipal Income Investment Quality Trust (BAF)
BlackRock Allocation Target Shares : Series E Portfolio
(BATSE)
BlackRock Municipal Income Investment Trust (BBF)
BlackRock Strategic Municipal Trust (BSD)
BlackRock Long-Term Municipal Advantage Trust (BTA)
BlackRock MuniYield Investment Quality Fund (MFT)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
05-11-2017

Security Type:
BND/MUNI


Issuer
Metropolitan Transportation Authority
Dedicated Tax Fund Green Bonds, Series
2017B-1

Selling
Underwriter
Samuel A. Ramirez & Company,Inc

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Samuel A. Ramirez & Company,Inc., Academy
Securities,Inc., Alamo Capital, The
Williams Capital Group, LP, Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
Citigroup Global Markets Inc, Goldman,
Sachs & Co, J.P. Morgan Securities LLC,
Siebert Cisneros Shank & Co., Jefferies
LLC, Loop Capital Markets LLC, Morgan
Stanley & Co., PNC Capital Markets LLC,
RBC Capital Markets, LLC, Barclays Capital
Inc., Blaylock Beal Van, LLC, BNY Mellon
Capital Markets, LLC, Cabrera Capital
Markets,LLC, Drexel Hamilton, LLC,
Fidelity Capital Markets, FTN Financial
Securities Corp., KeyBanc Capital Markets
Inc., Raymond James & Associates, Inc.,
Rice Financial Products Company, Stern
Brothers & Co., Stifel,Nicolaus & Company,
Incorporated, TD Securities (USA) LLC


Transaction Details

Date of Purchase
05-11-2017


Purchase
Price/Share
(per share / %
of par)
$117.497
$117.203
$101.457
$115.544



Total
Commission,
Spread or
Profit
0.467%


1.	Aggregate Principal Amount Purchased
(a+b)
$30,210,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$20,250,000

b. Other BlackRock Clients
$9,960,000

2.	Aggregate Principal Amount of
Offering
$309,225,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.09770


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[x] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
05-15-2017

Global Syndicate Team Member




Approved by:
Steven Delaura
Date:
05-15-2017

Global Syndicate Team Member